UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2008

Synovics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5360 Northwest 35th Avenue, Ft. Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 486-4590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01     Other Events

           On June 27, 2008, the Registrant commenced a lawsuit in the United States District Court for the Southern District of New York against Nirmal Mulye (“Mulye”) and Nostrum Pharmaceuticals, Inc. (“Nostrum”) (Case No. 08-Civ-5861). As previously reported, on July 31, 2007, the Registrant, Mulye and Nostrum entered into a global settlement of disputes which were the subject of four prior contested legal proceedings between the parties. Previously, Nostrum was the Registrant’s largest shareholder and Mulye served as the Registrant’s Chief Scientific Officer and was a member of the Registrant’s Board of Directors.

           Pursuant to the terms of the settlement agreement and a related escrow agreement, certain contested intellectual property, products and corporate opportunities allegedly stolen by Mulye and Nostrum were assigned to Mulye and Nostrum, while 10,661,000 shares of the Registrant’s common stock (the “Escrow Shares”), then owned by Nostrum, were to be placed in escrow to be returned to the Registrant subject to the release and discharge of guarantees and a related undertaking given by Mulye and Nostrum securing the Registrant’s credit facility with the Bank of India (the “BOI Loan”) by April 30, 2008.

           On April 28, 2008, the guarantees and undertaking given by Nostrum and Mulye were released and discharged and replaced with a letter of credit issued by Maneesh Pharmaceuticals Ltd. (“Maneesh”) in favor of BOI securing the BOI Loan. Maneesh is currently an affiliate of the Registrant and three of its designees presently serve on the Registrant’s Board of Directors. Following the Registrant’s demand to the escrow agent to release the Escrow Shares to the Registrant pursuant to the terms of the escrow agreement, Nostrum objected to the release of the Escrow Shares for reasons we believe lack merit, and consequently the Registrant commenced a lawsuit against Nostrum and Mulye seeking declaratory judgment for the immediate release to the Registrant of the Escrow Shares as well as damages for, among other things, breach of contract. A copy of the complaint filed by the Registrant is attached as Exhibit 99.1 hereto.

Item 9.01.     Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

           99.1      Complaint filed June 27, 2008 in the United States District Court for the Southern District of New York

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: July 3, 2008

SYNOVICS PHARMACEUTICALS, INC.

By: /s/ Ronald Howard Lane
Name:	Ronald H. Lane, Ph.D.
Title:	Chief Executive Officer